                                                                EXHIBIT 10.43(c)

                                AMENDMENT NO. 2
                                       TO
                                 IRU AGREEMENT

THIS AMENDMENT NO. 2 to IRU Agreement (this "Amendment") is effective as of June 28th, 2002 (the "Effective Date") by and between QWEST COMMUNICATIONS CORPORATION ("Qwest") and PAC-WEST TELECOMM, INC. ("Customer"). Qwest and Customer are sometimes collectively referred to herein as the "Parties."

WHEREAS, Qwest and Customer entered into that certain IRU agreement effective as of June 30, 2000 (the "Agreement") and thereafter amended the payment terms of the Agreement by executing Amendment No. 1 to the Agreement effective April 18, 2001.

WHEREAS, the Parties desire to modify the Agreement to reflect new payment terms for the IRU Fee, as more particularly described below.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Amendment No. 1 to the Agreement is hereby rescinded and replaced in its entirety by this Amendment.

2. The Agreement is hereby amended so as to provide that, notwithstanding anything to the contrary in Section 3.1 or elsewhere in the Agreement, Customer shall pay to Qwest the balance due of the IRU Fee ($8,619,920) according to the following schedule:

          A.   $4,419,920.50 shall be due and payable December 15, 2002; and

          B. $4,200,000.00 together with interest as provided in Section 3 of this Amendment shall be payable May 15, 2003.


3. The payment due May 15, 2003 shall accrue interest annually from and after May 15, 2002, at a variable rate equal to the Prime Rate, as defined below, plus two percent (2%). "Prime Rate" means a rate per annum equal to the prime rate as published in the "Money Rates" section of the Wall Street Journal with adjustments in that varying rate to be made on the same dates as any change in that rate is so published.

4. Attached to this Amendment as Exhibit A and incorporated into this Amendment by this reference is a Promissory Note (the "Note") providing further evidence of Customer's payment obligations that are required under the Agreement by virtue of this Amendment. Qwest reserves all of its rights under both the Agreement and the Note. The Note is additional evidence of Customer's payment obligations under the Agreement and is not in dimunition of any rights or obligations of the parties under the Agreement. Qwest may enforce its remedies under the Agreement, or under the Note, or under both, in any sequence, in Quest's sole discretion, but is entitled only to a single satisfaction of the payment obligations.



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5.    Section 13 of the Agreement shall be deleted in its entirety and replaced with the following Section 13:

"13.  CHARACTERIZATION OF TRANSACTION

13.1 Subject to Section 5.3 above, the parties intend that each IRU granted in this Agreement does not provide Customer with any ownership or other possessory interests in any real property, conduit, fiber, or equipment in or on the Qwest Network or along the User Route of the Qwest Network (the "Physical Assets"). Further, it is not the intention of the parties to create a loan or other financing arrangement between the parties. However, to secure payment of the IRU Fee and in the event the express intent of the parties is not given legal effect and that any portion of the transaction is deemed to constitute a loan or other financing arrangement, or that any right in the IRU(s) granted herein are deemed to create rights in the Physical Assets, Customer hereby grants to Qwest, as security for the payment of all amounts due from Customer and the performance of all other obligations of Customer hereunder, a first-priority security interest in and continuing lien upon all of Customer's rights (including any right Customer may have to convey title thereto), title and interest in: (i) the granted IRU(s), and (ii) all rights of Customer under this Agreement ("Collateral"). Customer covenants that Qwest will have a first-priority security interest in and continuing lien upon all of the Collateral. Customer's breach of its covenant in this Section 13.1 shall be deemed a default of this Agreement in accordance with Article 17 of the Agreement for which Qwest will be entitled to terminate Customer's rights in and to the IRU(s) granted hereunder and shall further be entitled to exercise all the rights and remedies of a secured party under the Uniform Commercial Code. Upon payment in full of the IRU Fee, Qwest will file all necessary documents to release its lien on the Collateral."

6. The Agreement and this Amendment shall constitute the complete agreement of the Parties concerning the subject matter hereof, and supersede any prior written or verbal statements, representations, and agreements concerning the subject matter hereof. Except as expressly modified by this Amendment, the Agreement is and will remain in full force and effect in accordance with its terms and constitutes the legal and binding obligations of the Parties.

[SIGNATURE PAGE FOLLOWS]


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
IN WITNESS WHEREOF, an authorized representative of each Party has executed this Amendment No. 2 as of the dates set forth below.

QWEST COMMUNICATIONS CORPORATION          PAC-WEST TELECOMM, INC.

By:   /s/ GORDON MARTIN                   By:   /s/ WALLY GRIFFIN
   ---------------------------------         ---------------------------------

Name:       GORDON MARTIN                 Name:       WALLY GRIFFIN
     -------------------------------           -------------------------------

Title:      EVP-WHOLESALE MARKETS         Title:      Chairman & CEO
      ------------------------------            ------------------------------

Date:       7/16/02                       Date:       6/28/02
     -------------------------------           -------------------------------

*P&OM Director:   THOMAS R. SCHMUKE
               ---------------------

Date:       7/9/02
     -------------------------------

*This Agreement shall not be binding upon Qwest until countersigned by the P&OM Director and Executive Vice President, Wholesale Markets (or an authorized designee) for Qwest.

Approved as to legal form

      JUL 01 2002

       [INITIALS]


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

                            SECURED PROMISSORY NOTE

$8,619,920.00

                                                                 June 28th, 2002

     FOR VALUE RECEIVED, the undersigned, PAC-WEST TELECOMM, INC., with an address at 4210 Coronado Avenue, Stockton, California 95204 ("Maker"), hereby promises to pay to the order of QWEST COMMUNICATIONS CORPORATION, a Delaware corporation with an address at 555 17th Street, 7th Floor, Denver, Colorado 80202 ("Holder"), in immediately available funds the principal sum of Eight Million Six Hundred Nineteen Thousand Nine Hundred Twenty Dollars ($8,619,920.00) (the "Principal Amount"), together with interest thereon in accordance with the terms hereof.

     The following terms and conditions apply to Maker's promise under this
Note:

     1. Security. This Note shall be secured by certain collateral in which a security interest has been granted by Maker to Holder pursuant to Amendment No. 2 of even date herewith to the IRU Agreement effective as of June 30, 2000 between Holder and Maker ("IRU Agreement").

     2. (a) Due Date, Extension. Principal and interest under this Note shall be due and payable in full no later than May 15, 2003 (the "Maturity Date").

          (b)  Payment. Maker shall make payments of principal as follows:
$4,419,920.50 shall be due and payable on December 15, 2002 and $4,200,000.00 shall be due and payable on May 15, 2003 (subject to reduction as provided in the IRU Agreement), together with interest computed as provided herein.

          Payments hereunder shall be made to Holder by wire transfer of immediately available funds not later than 3:00 p.m. Denver, Colorado time on December 15, 2002 and May 15, 2003 to Holder's account at Mellon Bank Pittsburgh, Bank ABA No. 043000261, Credit (dollar amount) to Quest account 0669180. In the event any date payment is due hereunder is not a Business Day, payment shall be made the next preceding Business Day. As used in this Note, the term "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which commercial or other banks are authorized or required to close in Denver, Colorado.

     3. Interest. Interest shall accrue on $4,200,000 of the Principal Amount from May 15, 2002 until payment in full of this Note at a rate per annum equal to two percent (2.00%) above the Prime Rate (the "Variable Rate") with changes in such Variable Rate to be effective on the date of any change in the Prime Rate. As used herein, the "Prime Rate" is defined as the prime rate published in the "Money Rates" section of The Wall Street Journal.

     4. Prepayment. Maker shall have the right to prepay all or any portion of the Principal Amount due under this Note at any time without penalty.

     5. Remedies. If an Event of Default occurs, in addition to any other remedies against Maker and any real or personal property securing Maker's obligations hereunder, Qwest shall have the right to offset against any security instruments any amounts owed to Qwest by Customer and shall remit the balance to Customer without interest, unless obligated by law to do so.

     6. Costs of Collection. If this Note or any installment of principal or interest is not paid when due, whether at maturity or by acceleration, Maker promises to pay, upon Holder's demand, all costs of collection, including, without limitation, reasonable attorneys' fees, and all expenses in connection with the protection or realization of the collateral securing this Note incurred by Holder on account of such collection, whether or not suit is filed hereon or thereon, including, without limitation, all costs, expenses, and attorneys' fees actually incurred by Holder in connection with any insolvency, bankruptcy, arrangement, or other similar proceedings involving Maker that in any way affect the exercise by Holder of its rights and remedies under this Note, the IRU Agreement, or any other mortgage, deed of trust, security agreement, pledge agreement, or other instrument or agreement securing or pertaining to this Note.

     7. Waiver of Presentment, Demand, Protest, etc. Maker hereby waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and all notices of every kind. In the event of any litigation with respect to any matter connected with this Note, Maker hereby waives the right to a trial by jury and all defenses, rights of setoff, and rights to interpose counterclaims of any nature. Holder shall have the right to exercise any and all of its rights and remedies as a creditor pursuant to applicable law, including, without limitation, the right of setoff as to any amounts owed by Holder to Maker under any agreement between Holder and Maker.

     8. CHOICE OF LAW. THIS NOTE HAS BEEN EXECUTED, DELIVERED, AND ACCEPTED AT DENVER, COLORADO AND SHALL BE INTERPRETED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF COLORADO. IN ANY ACTION BROUGHT UNDER OR ARISING OUT OF THIS NOTE, MAKER HEREBY CONSENTS TO THE IN PERSONAM JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF COLORADO, WAIVES ANY CLAIMS OR DEFENSE THAT SUCH FORUM IS NOT CONVENIENT OR PROPER, AND CONSENTS TO SERVICE OF PROCESS BY ANY MEANS AUTHORIZED UNDER COLORADO LAW.

     9. Transfer/Assignment. Holder reserves the right to transfer or assign any and/or all of its rights under this Note.

     10. Security Agreement. This Note is the secured promissory note referred to in Amendment No. 2 and is subject to all of the terms and conditions thereof, all of which hereby are incorporated herein by reference.

     11. LIMITATION OF INTEREST. NOTWITHSTANDING ANY OTHER PROVISION HEREOF, IN NO EVENT SHALL THE AMOUNT OR RATE OF INTEREST, INCLUDING,


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
WITHOUT LIMITATION AND TO THE EXTENT APPLICABLE, THE DEFAULT RATE OR ANY OTHER DEFAULT RATE OF INTEREST OR LATE PAYMENT CHARGE, PAYABLE, CONTRACTED FOR, CHARGED, OR RECEIVED UNDER OR IN CONNECTION WITH THIS NOTE FROM TIME TO TIME OR FOR WHATEVER REASON EXCEED THE MAXIMUM RATE OR AMOUNT OF INTEREST, IF ANY, SPECIFIED BY APPLICABLE LAW. If, at the time such fulfillment shall be due and from any circumstance whatsoever, fulfillment of any provision hereof or of any other agreement related hereto shall involve exceeding the limit of validity proscribed by applicable law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance Holder ever shall receive an amount deemed interest by applicable law which shall exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the Principal Amount or on account of any other principal indebtedness of Maker to Holder, and not to payment of interest, or if such excessive interest exceeds the unpaid balance of the Principal Amount and such other indebtedness, or if Holder is prohibited by applicable law from applying such excessive interest to the reduction of the Principal Amount or on account of any other indebtedness of Maker, the excess shall be refunded to Maker. All sums paid or agreed to be paid by Maker for the use, forbearance, or detention of the indebtedness of Maker to Holder, to the extent permitted by applicable law, shall be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of such indebtedness is uniform through the term hereof. The terms and provisions of this Section 11 shall control and supersede every other provision of all agreements between Maker and Holder and all obligations of Maker to Holder.


Executed by Maker as of the first date set forth in this Note




PAC-WEST TELECOMM, INC.


By:     /s/ Wally Griffin
   --------------------------
Name:   Wally Griffin
     ------------------------
Title:  Chairman & CEO
      -----------------------





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